Exhibit 4(f)



                          COPYRIGHT SECURITY AGREEMENT

     COPYRIGHT SECURITY AGREEMENT, dated as of May 15, 2003, by BLOUNT, INC., a Delaware corporation, BLOUNT INTERNATIONAL, INC., a Delaware corporation, DIXON INDUSTRIES, INC., a Kansas corporation, FABTEK CORPORATION, a Michigan corporation, FREDERICK MANUFACTURING CORPORATION, a Delaware corporation, GEAR PRODUCTS, INC., an Oklahoma corporation, WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company, OMARK PROPERTIES, INC., an Oregon corporation, BI, L.L.C., a Delaware limited liability company, and 4520 CORP., INC., a Delaware corporation (collectively, the "Grantors," and each individually, the "Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, "Agent") for itself, General Electric Capital Canada Inc., as Canadian agent ("Canadian Agent") and the lenders from time to time signatory to the Credit Agreement hereinafter defined.

                             W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement dated as of May15, 2003 by and among Grantors, the other Persons (as defined in the Credit Agreement) named therein as Credit Parties (as defined in the Credit Agreement), Agent, Canadian Agent, and the other Persons signatory thereto from time to time as Lenders ("Lenders") (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), US Lenders have agreed to make certain Loans (as defined in the Credit Agreement) to, and to incur Letter of Credit Obligations (as defined in the Credit Agreement) on behalf of US Borrowers (as defined in the Credit Agreement), and Canadian Lenders (as defined in the Credit Agreement) have agreed to make certain Loans to Canadian Borrowers (as defined in the Credit Agreement);

     WHEREAS, Agent, Canadian Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of itself, Canadian Agent and Lenders, that certain US Security Agreement dated as of May 15, 2003 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "US Security Agreement");

     WHEREAS, pursuant to the US Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of itself, Canadian Agent and Lenders, this Copyright Security Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A to the Credit Agreement.

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     2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby grants to Agent, on behalf of itself, Canadian Agent and Lenders, a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

                  (a) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule I hereto;

                  (b) all reissues, continuations or extensions of the foregoing; and

                  (c) all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Copyright License.

     3. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself, Canadian Agent and Lenders, pursuant to the US Security Agreement. Grantors hereby acknowledge and affirm that the rights and remedies of Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the US Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     4. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS COPYRIGHT SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                            [signature pages follow]





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      IN WITNESS WHEREOF, each Grantor has caused this Copyright Security
Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                           BLOUNT INTERNATIONAL, INC.


                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           BLOUNT, INC.

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           FABTEK CORPORATION

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           GEAR PRODUCTS, INC.

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           DIXON INDUSTRIES, INC.

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           FREDERICK MANUFACTURING CORPORATION

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


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

                                           WINDSOR FORESTRY TOOLS LLC

                                           By:  Blount, Inc., its sole member

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           4520 CORP., INC.

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           OMARK PROPERTIES, INC.

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


                                           BI, L.L.C.

                                           By: Blount, Inc., its managing member

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________


ACCEPTED AND ACKNOWLEDGED
BY:
GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By: _________________________________
Name: _______________________________
Title: ______________________________



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